UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 2, 2012

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 2, 2012, Theravance, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (the “Investor”), and, solely with respect to certain enumerated sections therein, GlaxoSmithKline LLC, a Delaware limited liability company, the successor entity to SmithKline Beecham Corporation, a Pennsylvania corporation (which, together with the Investor, is referred to as “GSK”). Pursuant to the terms of the Common Stock Purchase Agreement, the Company has agreed to sell 10,000,000 unregistered shares of its common stock (the “Shares”) to the Investor at a price of $21.2887 per share in a private transaction (the “Private Placement”).

Consummation of the Private Placement is subject to various conditions, including (i) approval of the Private Placement by the Company’s stockholders, as required by a Nasdaq listing rule since GSK will own more than 20% of the Company’s outstanding shares following the Private Placement, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) other customary closing conditions.

The Common Stock Purchase Agreement may be terminated (i) by the Investor if, on any day before the closing of the Private Placement, the closing S&P 500 index is more than thirty percent (30%) less than the closing S&P 500 index on March 30, 2012, or the Company’s Board of Directors changes its recommendation to stockholders to vote in favor of the Private Placement or (ii) by either of the parties if a vote of the Company’s stockholders does not approve the Private Placement or if the Private Placement has not closed by July 15, 2012. Prior to stockholder approval, the Company has agreed not to pursue or agree to an alternative financing to the Private Placement.

In connection with the Common Stock Purchase Agreement, the Company’s executive officers and directors have agreed to vote shares of Common Stock over which they have voting power in favor of the Private Placement.

The foregoing is a summary of the terms of the Common Stock Purchase Agreement and is qualified in its entirety by reference to the Common Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to an agreement to sell unregistered equity securities of the Company in a private placement is incorporated herein by reference. The Private Placement is scheduled to close within one (1) business day after satisfaction of the closing conditions set forth in the Common Stock Purchase Agreement. The Private Placement will result in aggregate gross proceeds to the Company of $212,887,000.00 before deducting transaction expenses. Neither the Company nor the Investor engaged any investment advisors with respect to the Private Placement, and no finders’ fees or commissions will be paid to any party in connection therewith.

The Shares will be issued and sold by the Company in a private placement transaction in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, based on representations made to the Company by the Investor regarding its status as an accredited investor and the absence of any general solicitation in connection with the transaction.

Item 8.01.  Other Events.

On April 2, 2012, the Company and GlaxoSmithKline plc issued a joint press release announcing the signing of the Common Stock Purchase Agreement.  A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company plans to use the net proceeds of the Private Placement for general corporate purposes, including advancing key programs through the next stage of development, and based upon current operating plans, the Company does not expect to conduct any additional common stock financings prior to achieving positive cash flow.

Caution Concerning Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations, and future events. Examples of such statements include statements relating to the expected timing of the Private Placement, the use of proceeds from the Private Placement and the Company’s future plans for common stock financing.  These statements are based on the current estimates and assumptions of the management of the Company as of the date of this communication and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or non-clinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, inability to obtain stockholder approval of the Private Placement or satisfy other closing conditions for the Private Placement, declines in the S&P 500 index that could result in termination rights regarding the Private Placement, delays or failure to achieve regulatory approvals for product candidates, risks of relying on third-party manufacturers for the supply of our product and product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 27, 2012 and the risks discussed in our other period filings with SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements.

Important Additional Information will be filed with the SEC

The Company plans to file with the SEC and mail to its stockholders a proxy statement in connection with the Private Placement. The proxy statement will contain important information about the Company, the Private Placement and related matters. Stockholders are urged to read the proxy statement carefully when it is available. Free copies of the proxy statement and other Company documents filed with the SEC by the Company will be available through the web site maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from the Company by contacting Investor Relations at (650) 808-4100 or investor.relations@theravance.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Private Placement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its proxy statement dated March 16, 2011, which are filed with the SEC. As of March 21, 2012, the Company’s directors and officers beneficially owned approximately 5.9 million shares, or 6.6%, of the Company’s common stock. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the Private Placement will be included in the proxy statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Common Stock Purchase Agreement, dated April 2, 2012, by and among Theravance, Inc., Glaxo Group Limited and GlaxoSmithKline LLC

99.1	Joint Press Release, dated April 2, 2012, issued by Theravance, Inc. and GlaxoSmithKline plc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: April 2, 2012	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Common Stock Purchase Agreement between Theravance, Inc., Glaxo Group Limited and GlaxoSmithKline LLC

Exhibit 99.1	Joint Press Release, dated April 2, 2012, issued by Theravance, Inc. and GlaxoSmithKline plc